Exhibit 3.1

ARTICLES OF INCORPORATION

OF

WILLAMETTE VALLEY VINEYARDS, INC.

The undersigned individual of the age of eighteen years or more, acting as incorporator under the Oregon Business Corporation Act, adopts the following articles of incorporation:

ARTICLE I

The name of the corporation is Willamette Valley Vineyards, Inc.

ARTICLE II

The aggregate number of shares which the corporation shall have authority to issue is 10,000,000 shares of common stock. The shares of common stock have unlimited voting rights and are entitled to receive the net assets of the corporation.

ARTICLE III

The address of the initial registered office of the corporation is Suite 1800, 222 S.W. Columbia Street, Portland, Oregon 97201 and the name of the initial registered agent of the corporation at such address is Mark S. Dodson. The mailing address of the corporation for notices is Lindsay, Hart, Neil & Weigler, Suite 1800, 222 S.W. Columbia, Portland, Oregon 97201.

ARTICLE IV

The name and address of the incorporator are: Paul S. Taylor, Suite 1800, 222 S.W. Columbia Street, Portland, Oregon 97201.

ARTICLE V

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this Article V shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission that occurs prior to the effective date of such amendment.

ARTICLE VI

A.       Indemnification. The corporation shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any Proceeding against all expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such Proceeding.

B.       Advancement of Expenses. Expenses incurred by a director or officer of the corporation in defending a Proceeding shall in all cases be paid by the corporation in advance of the final disposition of such Proceeding at the written request of such person, if the person:

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(a)       furnishes the corporation a written affirmation of the person’s good faith belief that such person has met the standard of conduct described in the Oregon Business Corporation Act or is entitled to be indemnified by the corporation under any other indemnification rights granted by the corporation to such person; and

(b)       furnishes the corporation a written undertaking to repay such advance to the extent it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation under this Article or under any other indemnification rights granted by the corporation to such person.

Such advances shall be made without regard to the person’s ability to repay such advances and without regard to the person’s ultimate entitlement to indemnification under this Article or otherwise.

C.       Definition of Proceeding. The term “Proceeding” shall include any threatened, pending, or completed action, suit, or proceeding, whether brought in the right of the corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which a person may be or may have been involved as a party or otherwise by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or is or was serving at the request of the corporation as a director, officer, or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust, or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Article.

D.       Non-Exclusivity and Continuity of Rights. The indemnification and entitlement to advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the corporation’s articles of incorporation or any statute, agreement, general or specific action of the board of directors, vote of stockholders, or otherwise, shall continue as to a person who has ceased to be a director or officer, shall inure to the benefit of the heirs, executors, and administrators of such person, and shall extend to all claims for indemnification or advancement of expenses made after the adoption of this Article.

E.       Amendments. Any repeal of this Article shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding.

Date: March 15, 1988.

/s/ Paul S. Taylor

Paul S. Taylor

Incorporator

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Registry Number: 10880086 (if known)	ARTICLES OF AMENDMENT By Directors or Shareholders	FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF OREGON MAR 27 1989 CORPORATION DIVISION

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.	Name of the corporation prior to amendment:
Willamette Valley Vineyards, Inc.

2.	State the article number(s) and set forth the article(s) as it is amended to read.

(Attach additional sheets, if necessary.)

See attached Exhibit A

3.	The amendment was adopted on March 13, 1989. (If more than one amendment was adopted, identify the date of adoption of each amendment.)
4.	Shareholder action was required to adopt the amendment(s). The shareholder vote was as follows:

Class or Series of Shares	Number of Shores Outstanding	Number of Votes Entitled to he Cast	Number of Votes Cast for	Number of Votes Cast Against
Common Stock	1,470,587	1,470,587	1,470,587	0

5.	☐	Shareholder action was not required to adopt the amendment(s). The amendment was adopted by the board of directors without shareholder action.

6.	Other provisions, if applicable (Attach additional sheets, if necessary).

Execution:	/s/ James W. Bernau	James W. Bernau	President
	Signature	Printed Name	Title

Person to contact about this filing:		Paul H. Burton	26-1191
		Name	Daytime Phone Number

EXHIBIT A

VI.

A.       Indemnification. The corporation may indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any Proceeding against all expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such Proceeding.

B.       Advancement of Expenses. Expenses incurred by a director or officer of the corporation in defending a Proceeding may be paid by the corporation in advance of the final disposition of such Proceeding at the written request of such person, if the person:

1.       furnishes the corporation a written affirmation of the person’s good faith belief that such person has met the standard of conduct described in the Oregon Business Corporation Act or is entitled to be indemnified by the corporation under any other indemnification rights granted by the corporation to such person; and

2.       furnishes the corporation a written undertaking to repay such advance to the extent it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation under this Article or under any other indemnification rights granted by the corporation to such person.

Such advances may be made without regard to the person’s ability to repay such advances and without regard to the person’s ultimate entitlement to indemnification under this Article or otherwise.

C.       Definition of Proceeding. The term “Proceeding” shall include any threatened, pending, or completed action, suit, or proceeding, whether brought in the right of the corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which a person may be or may have been involved as a party or otherwise by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or is or was serving at the request of the corporation as a director, officer, or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust, or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Article.

D.       Non-Exclusivity and Continuity of Rights. The indemnification and entitlement to advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the corporation’s articles of incorporation or any statute, agreement, general or specific action of the board of directors, vote of stockholders, or otherwise, may continue as to a person who has ceased to be a director or officer, may inure to the benefit of the heirs, executors, and administrators of such person, and may extend to all claims for indemnification or advancement of expenses made after the adoption of this Article.

E.       Amendments. Any repeal of this Article shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding.

EXHIBIT A